Exhibit 10.5

EXECUTION COPY

XINYUAN REAL ESTATE CO., LTD.

WARRANT AGREEMENT

DATED AS OF APRIL 13, 2007

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Warrant Agent

WARRANT AGREEMENT, dated as of April 13, 2007, between Xinyuan Real Estate Co., Ltd., a company incorporated with limited liability in the Cayman Islands (the “Company”), and The Hongkong and Shanghai Banking Corporation Limited, as warrant agent (the “Warrant Agent”) (the “Agreement”).

RECITALS

WHEREAS, the Company proposes to issue certain contingent warrants (each a “Warrant” and collectively, the “Warrants”) in connection with the offering by the Company of 750 Units (and subject to certain terms and conditions, the offering of an additional 250 Units), with each “Unit” consisting of (i) $100,000 principal amount of the Senior Secured Floating Rate Notes due 2010 of the Company (each, a “Floating Rate Note”, and collectively, the “Floating Rate Notes”), and (ii) a Warrant.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Board of Directors” means the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means a day other than a Saturday or Sunday and means any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in the city of New York, Hong Kong or London.

“Cashless Exercise Ratio” has the meaning set forth in Section 4(a).

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg, and its successors.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Common Depositary with respect to the Warrants, and any and all successors thereto appointed as Common Depositary hereunder and having become such pursuant to the applicable provision of this Warrant Agreement.

“Common Shares” means the Company’s common shares, par value $0.0001.

“Company” has the meaning set forth in the Recitals.

“Definitive Warrants” has the meaning specified in Section 3.5.

“Equity Registration Rights Agreement” means the registration rights agreement, dated as of April 13, 2007, by and among the Company and the purchasers of the Warrants relating to the Warrant Shares.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Period” has the meaning set forth in Section 4(a).

“Exercise Price” means, with respect to the exercise price for each Warrant Share, an amount equal to 80% of the price per Common Share (rounded down to the nearest cent) at which Common Shares are sold to the public pursuant to a Qualifying IPO; provided the Exercise Price shall be subject to adjustment from time to time in accordance with Section 8 below.

“Floating Rate Note” and “Floating Rate Notes” have the meanings set forth in the Recitals.

“Global Warrants” has the meaning specified in Section 3.1.

“Market Value” has the meaning set forth in Section 4(a).

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer or any executive officer of such Person.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream.

“Permitted Holders” means Mr. ZHANG Yong and Ms. YANG Yuyan, a resident of Zhengzhou in Henan Province, PRC, and their respective estates, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 80% of the total voting power of the voting stock of such Person.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Regulation S” means Regulation S under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Qualifying IPO” means a public offering of Common Shares of the Company that results in (i) at least 15% of the Company’s issued and outstanding share capital being publicly held by Persons other than any Affiliate of the Company, the Permitted Holders or other Persons who, prior to the date of such public offering, held Common Shares of the Company, (ii) the gross proceeds of which are not less than $80.0 million and (iii) listing of the Common Shares on Nasdaq’s Capital Market, Global Market or Global Select Market or any other internationally recognized market outside the PRC other than in the Republic of Singapore.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Agent” has the meaning set forth in Section 6(b).

“U.S.” means the United States of America, its states, territories and possessions.

“Warrant” and “Warrants” have the meanings set forth in the Recitals.

“Warrant Agent” has the meaning set forth in the Recitals.

“Warrant Certificate” has the meaning set forth in Section 3.1.

“Warrant Countersignature Order” has the meaning set forth in Section 3.2.

“Warrant Expiration Date” is the later of (x) the expiration of three years from the date hereof and (y) the expiration of six months following the Qualifying IPO.

“Warrant Register” has the meaning set forth in Section 3.3.

“Warrant Registrar” has the meaning set forth in Section 3.3.

“Warrant Shares” means, with respect to each Warrant, the number of Common Shares equal to the quotient obtained by dividing (x) $40,000 by (y) the Exercise Price; provided that the number of Warrant Shares and Exercise Price shall be subject to adjustment from time to time in accordance with Section 8 below. The aggregate number of Warrant Shares issuable pursuant to the exercise of all Warrants is equal to the quotient obtained by dividing (x) $30,000,000 by (y) the Exercise Price; provided that the aggregate number of Warrant Shares shall be subject to adjustment from time to time in accordance with Section 8 below; provided further, that if, following the Company’s issuance and sale of 750 Units (consisting of $75,000,000 principal amount of Floating Rate Notes and 750 Warrants) on the date hereof, the Company issues and sells an additional 250 Units (consisting of $25,000,000 principal amount of Floating Rate Notes and 250 Warrants), the aggregate number of Warrant Shares issuable pursuant to the exercise of all Warrants shall be equal to the quotient obtained by dividing (x) $40,000,000 by (y) the Exercise Price.

SECTION 2. APPOINTMENT OF WARRANT AGENT.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 3. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES

3.1 FORM AND DATING.

(a) General.

The Warrants and the Warrant Shares may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.

The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

(b) Global Warrants.

The Warrants shall be issued from time to time initially in the form of global warrants (each a “Global Warrant”). Global Warrants shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend and the Regulation S Legend thereon and the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto, each a “Warrant Certificate”). Definitive Warrants shall be substantially in the form of Exhibit A attached hereto, but without the Global Warrant Legend thereon and without the “Schedule of Exchanges of Interests in the Global Warrant” attached thereto. Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the holder thereof as required by Section 3.5 hereof. Each Global Warrant shall be deposited with the Common Depositary, which shall hold such Global Warrant in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the number of Warrants represented by such Global Warrant to the holder’s distribution account with Euroclear or Clearstream.

(c) Euroclear and Clearstream Procedures Applicable.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Warrants that are held by Participants through Euroclear or Clearstream.

3.2 EXECUTION

An Officer shall sign the Warrants on behalf of the Company by manual signature.

If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement.

The Warrant Agent shall, upon a written order of the Company signed by an Officer (a “Warrant Countersignature Order”), countersign (i) one Global Warrant evidencing 750 Warrants issued as of the date hereof, and (ii) one Global Warrant evidencing any additional Warrants issued by the Company after the date hereof pursuant to the next sentence of this paragraph. The Warrants need not be issued at one time and unless otherwise provided, the Warrants may also be issued by the Company and countersigned and delivered under this Warrant Agreement after the date hereof on the same terms and conditions (other than the date of issue) and with the same ISIN number as the Warrants issued on the date hereof and in the aggregate amount, together with the 750 Warrants issued on the date hereof, not to exceed 1,000 Warrants.

The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

3.3 WARRANT REGISTRAR AND COMMON DEPOSITARY

The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (“Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their registration of transfer and exchange (the “Warrant Register”). The Company may appoint one or more co-Warrant Registrars. The term “Warrant Registrar” includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants.

The Company initially appoints the Warrant Agent to act as Common Depositary with respect to the Global Warrants.

3.4 HOLDER LISTS

The Warrant Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders of Warrants. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the holders.

3.5 TRANSFER AND EXCHANGE

(a) In accordance with the terms of this Warrant Agreement, the Warrant Agent shall deliver at the cost of the Company, upon not less than 45 days’ notice to the Warrant Agent by Euroclear or Clearstream, the relevant Warrants in definitive form (“Definitive Warrants”) in exchange for interests in such Global Warrant. For this purpose, the Warrant Agent is authorized and it shall (A) authenticate each such Definitive Warrant and (B) deliver each such Definitive Warrant to or to the order of Euroclear or Clearstream, in exchange for interests in such Global Warrant. The Warrant Agent shall promptly notify the Company upon receipt of a request for issue of Definitive Warrants the aggregate number of Warrants represented by the relevant Global Warrant to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Warrant Agent sufficient numbers of duly executed Definitive Warrants to enable the Warrant Agent to comply with its obligations under this Section 3.5(a). Transfer of a Global Warrant by the Common Depositary to another shall be limited to transfer of such Global Warrant in whole, but not in part, to nominees of Euroclear or Clearstream, to a successor of Euroclear or Clearstream, such successor’s nominee, or such depositary other than the Common Depositary (or its nominee) as the Company may designate. Notwithstanding the above, interests in a Global Warrant shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Warrants if either Euroclear or Clearstream or any other relevant clearing system ceases to operate as a clearing system for 14 consecutive days (other than by reason of public holiday) or announces an intention to permanently cease business and it shall not be practicable to transfer the relevant Warrants to another clearing system within 90 days.

(b) Upon any exchange of an interest in a Global Warrant for Definitive Warrants, the relevant Global Warrant shall be endorsed by the Warrant Agent to reflect the reduction of the number of Warrants so exchanged. Until exchanged in full, the holder of any interest in any Global Warrant shall in all respects be entitled to the same benefits under this Warrant Agreement as Definitive Warrants authenticated and delivered hereunder. Once exchanged in full, a Global Warrant shall be canceled and disposed of by the Warrant Agent in accordance with its customary procedures.

(c) The Warrant Agent shall cause all Global Warrants and Definitive Warrants delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 3.5, and shall ensure that such Warrants are issued only in accordance with the provisions of this Warrant Agreement.

(d) The Warrant Agent shall be entitled to treat a facsimile communication from a person purporting to be (and who the Warrant Agent believes in good faith to be) the authorized representative of the Company, named in a list furnished to the Warrant Agent from time to time, as sufficient instructions and authority of the Company for the Warrant Agent to act in accordance with this Section 3.5.

(e) Title to the Definitive Warrants shall pass by notation on the Warrant Register. However, title to Warrants issued in the form of Global Warrants held through Euroclear and Clearstream shall be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, as appropriate.

(f) General Provisions Relating to Transfers and Exchanges

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company’s order or at the Warrant Registrar’s request.

(2) The Company hereby agrees and instructs the Warrant Agent that the Warrant Registrar shall not register the proposed transfer of any beneficial interest in, or proposed exercise of any right in, any Warrant, unless the Warrant Registrar shall have first received certification in the form of Exhibit B hereto that such transfer or exercise is made in accordance with the provisions of Regulation S.

(3) The Warrant Register shall be in written form in the English language and shall include a record of the certificate number of each Warrant issued, and shall show the number of Warrants, the date of issue, all subsequent transfer and changes of ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder) and addresses of the holders.

(4) The Warrant Registrar shall at all reasonable times during office hours make the Warrant Register available to the Company, the Warrant Agent, the holders of Warrants or any person authorized by the Company in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense of the Company, the Warrant Registrar shall deliver to such persons all lists of holders of Warrants, their addresses, number of holdings and other details as they may request.

(5) The Warrant Registrar shall only register the transfer of an interest in a Warrant if the requested transfer is (i) to the Company (including its affiliates); (ii) being made by a person who has provided the Warrant Registrar with a certification in the form of Exhibit B hereto; (iii) pursuant to an effective registration statement under the Securities Act with certification to that effect from such holder; or (iv) being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), with a certification to that effect from such holder and an opinion of counsel from such holder or the transferee reasonably acceptable to the Company and to the Warrant Registrar to the effect that such transfer is in compliance with the Securities Act.

(6) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith and may require that a Person receiving Definitive Warrants must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Warrants in person at the offices of an Warrant Agent.

(7) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Shares of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

(8) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, or the Company shall be affected by notice to the contrary.

(9) The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

(g) Facsimile Submissions to Warrant Agent

All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Registrar pursuant to this Section 3.5, the Warrant

Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibit B attached hereto. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar may rely upon, and be fully protected in relying upon, such opinions.

3.6 REPLACEMENT WARRANTS

If any mutilated Warrant is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant if the Warrant Agent’s requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent, any Agent and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. The Company may charge any holder of Warrants for the Company’s expenses in replacing a Warrant.

Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

3.7 TEMPORARY WARRANTS

Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign Definitive Warrants in exchange for temporary Warrants.

Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

3.8 CANCELLATION

The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar and Warrant Agent shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to the record retention requirement of the Exchange Act). Upon the Company’s written request, certification of the destruction of all cancelled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 4. SEPARATION OF WARRANTS; EXERCISE OF WARRANTS; TERMS OF WARRANTS

(a) The Floating Rate Notes and Warrants will be separately transferable from the date hereof. Subject to the terms of this Agreement, each holder of Warrants shall have the right, which may be exercised during the period commencing at the date of the Qualifying IPO (which, for the avoidance of doubt, shall include the right of holders of Warrants to exercise their Warrants in order to sell Warrant Shares in the Qualifying IPO) and until 5:00 p.m., Hong Kong time, on the Warrant Expiration Date (the “Exercise Period”), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the applicable Exercise Price (i) in cash, by wire transfer or by certified or official bank check payable to the order of the Company, (ii) by tendering Floating Rate Notes having a principal amount of premium, interest, and other amounts actually outstanding at the time of tender equal to the applicable Exercise Price then in effect, (iii) by tendering Warrants as set forth below or (iv) any combination of cash, Floating Rate Notes or Warrants. Each holder may elect, upon exercise of its Warrants during the applicable Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds and in satisfaction of and without any obligation to pay the Exercise Price, the holder will receive such number of Warrant Shares as shall equal the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio. The “Cashless Exercise Ratio” shall be calculated by the Company and shall equal a fraction the numerator of which is the Market Value (as defined below) per Common Share minus the applicable Exercise Price per share as of the date of exercise and the denominator of which is the Market Value per share on the date of exercise. Exercise of Warrants shall be for delivery of Warrant Shares, and under no circumstance shall the Company be obligated to pay or settle exercise of Warrants in cash; provided, however, that the Company may pay cash for fractional interests as set forth in Section 9. Each Warrant not exercised prior to 5:00 p.m., Hong Kong time, on the Warrant Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. The Warrant Agent shall have (y) no obligation to calculate the Cashless Exercise Ratio and (z) no responsibility for making any allocation between items (i) – (iii) above. No adjustments as to dividends will be made upon exercise of the Warrants.

The “Market Value” per Common Share as of any date shall equal (i) if Common Shares are primarily traded on a securities exchange, the last sale price on such securities exchange on the trading day immediately prior to the date of determination, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day, (ii) if the principal market for Common Shares is in the over-the-counter market, the closing sale price on the trading day immediately prior to the date of the determination, as published by the The Nasdaq Stock Market, Inc. or similar organization, or if such price is not so published on such day, the mean between the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (iii) if neither clause (i) nor clause (ii) is applicable, the fair market value on the date of determination of Common Shares, as determined in good faith by the Board of Directors of the Company based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company. Notwithstanding the foregoing, if the Market

Value per Common Share is calculated for the purpose of exercising a Warrant on the date of the Qualifying IPO, the Market Value shall be the actual offering price per Common Share to the public in the Qualifying IPO.

(b) In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of a Definitive Warrant, the holder thereof must surrender upon exercise the Warrant Certificate to the Company at the corporate trust office of the Warrant Agent at or before 5:00 p.m., Hong Kong time, on any Business Day, set forth in Section 15 hereof, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of Euroclear or Clearstream as the holder of such book-entry interest must comply with Euroclear or Clearstream’s procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of interests in both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, shall (x) deliver to the Company at the corporate trust office of the Warrant Agent the form of election to purchase on the reverse thereof duly completed and signed, and (y) make payment to the account of the Company of the applicable Exercise Price in accordance with Section 4(a) hereof, for the number of Warrant Shares in respect of which such Warrants are then exercised and (z) in the event of an exercise via tendering of Floating Rate Notes pursuant to Section 4(a)(ii) above, surrender the Floating Rate Note or send the relevant instructions to Euroclear or Clearstream, as the case may be. Upon receipt of the executed form of election to purchase, the Warrant Agent shall promptly, but in no event later than two Business Days following receipt thereof, notify the Company and deliver a copy of such election to purchase form to the Company in accordance with Section 15 hereof.

(c) Subject to the provisions of Section 5 hereof, upon compliance with clause (b) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company or its subsidiaries as described in Section 8(k) hereof, or a tender offer or an exchange offer for Common Shares shall be made, upon such surrender of Warrants and payment of the applicable Exercise Price in accordance with clause (b) above, the Company shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof and in accordance with the information provided in the form of election to purchase. The Company shall notify the Warrant Agent the number of Warrant Shares that have been delivered to such holder. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the applicable Exercise Price.

(d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or in part from time to time during the Exercise Period. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the holder, and shall deliver or cause to be delivered the new Warrant Certificate to the Person or Persons entitled to receive the same.

(e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall report promptly to the Company with respect to Warrants exercised.

(f) If the exercising holder fails to pay the applicable Exercise Price to the Company, the Company or the Warrant Agent, as the case may be, shall be entitled to return or cause to be returned the relevant Warrant Certificates and the form of election to purchase at the expense of such holder.

(g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders which shall be allowed upon prior written request with reasonable notice and during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 5. PAYMENT OF TAXES

The Company shall pay all securities transaction taxes and documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. This provision shall survive the resignation or removal of the Warrant Agent or the termination of this Agreement.

SECTION 6. RESERVATION OF WARRANT SHARES

(a) The Company shall at all times reserve and keep available, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or the authorized and issued Common Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Common Shares which may then be deliverable upon the exercise of all outstanding Warrants.

(b) The Company or, if appointed, the transfer agent for the Common Shares (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company shall furnish such Transfer Agent with a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 10 hereof.

(c) Before taking any action which would cause an adjustment pursuant to Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

(d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 7. OBTAINING STOCK EXCHANGE LISTINGS.

The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other internationally-recognized stock market on which other Common Shares are then listed, if any and will be freely transferable without any restrictions.

SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE

The applicable Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant shall be subject to adjustment from time to time during the Exercise Period upon the occurrence of the events enumerated in this Section 8; provided that in no event shall the applicable Exercise Price be less than $0.0001 per Common Share. The Company covenants that it will not take any actions that would otherwise result in an adjustment under this Section 8 unless the Warrants may be exercised at such adjusted Price into legally issued, fully paid and nonassessable Common Shares under applicable law then in effect. For purposes of this Section 8, “Common Shares” includes shares now or hereafter authorized of any class of common shares of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

In addition to the adjustments required under this Section 8, the Company may, at any time, reduce the applicable Exercise Price to any amount greater than or equal to $0.0001 per share for any period of time (but not less than 20 Business Days if the Common Shares are listed in the U.S.) deemed appropriate by the Board of Directors of the Company.

(a) Adjustment for Change in Capital Stock.

If the Company (i) pays a dividend or makes a distribution on its Common Shares payable in its Common Shares, (ii) subdivides its outstanding Common Shares into a greater number of shares, (iii) combines its outstanding Common Shares into a smaller number of shares, (iv) makes a distribution on its Common Shares in shares of its capital stock other than Common Shares or (v) issues by reclassification of its Common Shares any shares of its capital stock, then the applicable Exercise Price in effect immediately prior to such action shall, subject to the proviso to the first sentence of the first paragraph of this Section 8, be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action as if such Warrant had been exercised immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the applicable Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue.

If the Company distributes any rights, options or warrants to all holders of its Common Shares entitling them for a period expiring within 45 days after the record date set forth below to subscribe for Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares, in either case, at a price per share less than the Market Value per share on that record date, the applicable Exercise Price shall be adjusted in accordance with the formula:

			O	+	N x P
E’	=	E	x		M
O + N

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of Common Shares outstanding on the record date.

N	=	the number of additional Common Shares issued pursuant to such rights, options or warrants.

P	=	the price per share of the additional Common Shares.

M	=	the Market Value per Common Share on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the applicable Exercise Price shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued.

(c) Adjustment for Other Distributions.

If the Company distributes to all holders of its Common Shares any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase assets (including cash), debt securities, preferred stock or other securities of the Company, the applicable Exercise Price shall be adjusted in accordance with the formula:

E’	=	E	x	M –F
M

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

M	=	the Market Value per Common Share on the record date mentioned below.

F	=	the fair market value on the record date of the debt securities, preferred stock, assets (including cash), securities, rights or warrants to be distributed in respect of one Common Share as determined in good faith by the Board of Directors of the Company based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

This Section 8(c) shall not apply to rights, options or warrants referred to in Section 8(b) hereof.

(d) Adjustment for Common Share Issue.

If the Company issues Common Shares for a consideration per share less than the Market Value per share on the date the Company fixes the offering price of such additional shares, the applicable Exercise Price shall be adjusted in accordance with the formula:

P
E’	=	E	x	O	+	M
A

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of Common Shares outstanding immediately prior to the issuance of such additional shares.

P	=	the aggregate consideration received for the issuance of such additional shares.

M	=	the Market Value per Common Share on the date of issuance of such additional Common Shares.

A	=	the number of shares outstanding of Common Shares immediately after the issuance of such additional Common Shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This subsection (d) shall not apply to:

(1) any of the transactions described in subsections (a), (b) or (c) of this Section 8, including, without limitation, the Common Shares issuable upon the exercise thereof,

(2) the exercise of Warrants, or the conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Shares the issuance of which requires an adjustment to be made under Section 8(e),

(3) the issuance of Common Shares to employees, officers or directors of the Company or its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Shares when required by law, if such Common Shares would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with options exercisable for Common Shares issued under the employee benefit plans referred to Section 8(e)(2), exceed 6,802,495 Common Shares (as adjusted proportionally for stock dividends, stock splits, combinations, recapitalizations and the like), or

(4) the issuance of Common Shares issuable upon the conversion, exchange or exercise of other securities, warrants, options or similar rights if the conversion, exchange or exercise price is not less than the Market Value per Common Share at the time the security, warrant, option or right so converted, exchanged or exercised was issued or granted,

(5) the issuance of Common Shares in connection with the exercise by each of Burnhan Securities Inc. and Mr. Joel B. Gardner of those certain warrants to purchase common shares, dated August 25, 2006, or

(6) the conversion of the Company’s currently issued and outstanding Series A Preferred Shares into Common Shares.

(e) Adjustment for Convertible Securities Issue.

If the Company issues any securities convertible into or exchangeable or exercisable for Common Shares (other than securities issued in transactions described in subsections (a), (b) or (c) of this Section 8) for a consideration per Common Share initially deliverable upon conversion, exchange or exercise of such securities less than the Market Value per share on the date of issuance of such securities or on the date the Company fixes the offering price of such securities, the applicable Exercise Price shall be adjusted in accordance with the formula:

P
E’	=	E	x	O	+	M
				O	+	D

where:

E’	=	the adjusted Exercise Price.

E	=	the then current Exercise Price.

O	=	the number of Common Shares outstanding immediately prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

M	=	the Market Value per Common Share on the date of issuance of such securities.

D	=	the maximum number of Common Shares deliverable upon conversion or in exchange for such securities at the initial conversion, exchange or exercise rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If all of the Common Shares deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the applicable Exercise Price shall promptly be readjusted to the applicable Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of Common Shares issued upon conversion, exchange or exercise of such securities.

This subsection (e) shall not apply to:

(1) convertible securities issued to shareholders of any Person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such Person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a internationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view, or

(2) the issuance of options exercisable for Common Shares to employees, officers or directors of the Company or its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Shares when required by law, if such Common Shares would otherwise be covered by this subsection (e) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with Common Shares issued under the employee benefit plans referred to Section 8(d)(3), exceed 6,802,495 Common Shares (as adjusted proportionally for stock dividends, stock splits, combinations, recapitalizations and the like).

(f) Consideration Received.

For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 8, the following shall apply:

(1) in the case of the issuance of Common Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

(3) in the case of the issuance of securities convertible into or exchangeable or exercisable for Common Shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection (f)); and

(4) in the case of the issuance of Common Shares pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors based on a written opinion of an internationally recognized investment banking, appraisal or valuation firm that is not an Affiliate of the Company and in accordance with GAAP whose determination shall be conclusive and described in a Board resolution, which shall be filed with the Warrant Agent, plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (1) and (2) of this subsection (f)).

(g) When De Minimis Adjustment May Be Deferred.

No adjustment in the applicable Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the applicable Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Company to the nearest cent or to the nearest 1/100th of a share, as the case may be, it being understood that no such rounding shall be made under subsection (o).

(h) When No Adjustment Required.

No adjustment need be made for (i) rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value or no par value of the Common Shares.

(i) Notice of Adjustment.

Whenever the applicable Exercise Price is adjusted, the Company shall provide the notices required by Section 10 hereof.

(j) Reorganization of Company.

(1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into (i) a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8 and (ii) a supplement to the Equity Registration Rights Agreement providing for the assumption of the Company’s obligations thereunder. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement and Equity Registration Rights Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, such issuer shall join in the supplemental Warrant Agreement and Equity Registration Rights Agreement. If this Section 8(j) shall be applicable, Sections 8(a), (b), (c), (d), (e) and (f) hereof shall not be applicable to such consolidation, merger, transfer or lease.

(2) Notwithstanding subclause (1) above, if (A) the Company consolidates or merges with or into, or sells, transfers or leases all or substantially all its assets to, any Person and in connection therewith, the consideration payable to holders of Common Shares in exchange for their Common Shares is payable solely in cash or (B) proceedings commence for the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Warrants shall automatically be exercised into such number of Warrant Shares as is determined pursuant to the provisions of Section 4(a), and the Warrant certificate representing such Warrants shall be deemed cancelled. As a result of such conversion, each holder of Warrant Shares shall be entitled to receive distributions on an equal basis with the holders of the Common Shares. If this Section 8(j) applies to a transaction, Sections 8(a), (b), (c), (d) and (e) hereof do not apply to such transaction.

(3) This Section 8(j) shall not apply in the event that the Company merges with another Person and the holders of the Common Shares immediately prior to such merger hold at least a majority of the voting stock of the surviving corporation immediately following the consummation of such merger.

(k) Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 8(a), (b), (c), (d), (e), (f), (g), or (h) hereof, if made in good faith, is conclusive.

(l) When Issuance or Payment May Be Deferred.

In any case in which this Section 8 shall require that an adjustment in the applicable Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the applicable Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 9 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(m) Adjustment in Number of Shares.

Upon each adjustment of the applicable Exercise Price pursuant to this Section 8, each Warrant outstanding prior to the making of the adjustment in the applicable Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Common Shares (calculated to the nearest hundredth) obtained from the following formula:

N’	=	N	x	E
E’

where:

N’	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N	=	the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E’	=	the adjusted Exercise Price.

E	=	the Exercise Price prior to adjustment.

(n) Form of Warrants.

Irrespective of any adjustments in the applicable Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(o) No Impairment. If any event shall occur as to which the provisions of Section 8 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized international standing, or any other financial expert that does not (or whose directors, officers, employees, or affiliates do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to given independent financial advice to the Company, is not (and none of its directors, officers, employees or affiliates) are a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 8 necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy thereof to the Warrant Agent and shall make the adjustments described therein.

SECTION 9. FRACTIONAL INTERESTS

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

SECTION 10. NOTICES TO WARRANT HOLDERS

(a) Upon any adjustment of the applicable Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the applicable Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the applicable Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

(b) In the event:

(i) that the Company shall authorize the issuance to all holders of Common Shares of rights, options or warrants to subscribe for or purchase Common Shares or of any other subscription rights or warrants;

(ii) that the Company shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets (other than dividends payable in Common Shares or distributions referred to in Section 8(a) hereof);

(iii) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, lease or transfer of all or substantially all of the Company’s properties and assets, or of any reclassification or change of Common Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for Common Shares;

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v) that the Company proposes to take any action which would require an adjustment of the applicable Exercise Price pursuant to Section 8 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Common Shares, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

(c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

SECTION 11. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

(a) Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Agent, shall be the successor to such Warrant Agent hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto; provided that such corporation would have a combined capital and surplus of at least $50.0 million (or would be a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

(b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

SECTION 12. WARRANT AGENT

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The Warrant Agent shall be obligated to perform such duties and only such duties as are set out in this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. Notwithstanding anything to the contrary contained in this Agreement, the Warrant Agent shall not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Company unless such instruction, direction or request is delivered to the Warrant Agent in writing. The Warrant Agent may, in connection with its services hereunder rely upon the terms of any notice, communication or other document believed by it to be genuine.

(b) The Warrant Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(c) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

(d) The Warrant Agent may engage and consult at the expense of the Company with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and the Warrant Agent and its respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

(e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(f) The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement. At the request of the Warrant Agent, parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially with a view to determining whether the parties can mutually agree upon any changes to the commissions. The Company hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Warrant Agent, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Agreement or its usual practice; (b) this Agreement and any other documents in connection with the sale of the Warrants or pursuant to this Agreement, or (c) any instruction or other direction upon which the Warrant Agent may rely under this Agreement, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Warrant Agent or the termination of this Agreement.

(g) In the event that the Warrant Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction. In addition, the Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(h) The Warrant Agent, and any shareholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Warrant Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company.

(j) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the applicable Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(k) The Warrant Agent shall not be required to risk or expend its own funds on the performance of it obligations and duties hereunder.

(l) Notwithstanding any other term or provision of this Agreement to the contrary, the Warrant Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Section shall survive the termination or expiration of this Agreement or the resignation or removal of the Warrant Agent.

(m) The Warrant Agent may execute any of its powers and perform any of its duties hereunder directly or through delegates or attorneys and may consult with counsel, accountants and other skilled persons to be reasonably selected and retained by it. The Warrant Agent shall not be liable for the acts of such delegates or attorneys, or for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(n) The Warrant Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any HSBC Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor’s accounts. In certain circumstances, such action may delay or prevent the processing of the depositor’s instructions, the settlement of transactions over the depositor’s accounts or the Warrant Agent’s performance of its obligations under this Agreement. Where possible, the Warrant Agent will endeavor to notify the depositor of the existence of such circumstances. Neither the Warrant Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Warrant Agent or any delegate pursuant to this Section. For the purposes of this Section, the “HSBC Group” means HSBC Holdings plc its subsidiaries and associated companies.”

SECTION 13. CHANGE OF WARRANT AGENT

The Warrant Agent may retire at any time on giving not less than 30 days prior written notice to the Company without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement. The Company hereby covenants that in the event of the Warrant Agent giving notice under this Section it shall use its best endeavors to procure a new Warrant Agent to be appointed and if the Company has not procured the appointment of a new Warrant Agent within 15 days after the expiration of such written notice, the Warrant Agent shall petition any court of competent jurisdiction for its resignation provided that it has notified the Company prior to it doing so. If such petition is granted, the Warrant Agent shall notify all transaction parties in writing of its resignation.

SECTION 14. REPORTS

(a) The Company agrees with each holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any holder, to such holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares designated by such holder or beneficial owner, the information required by Rule 144(A)(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.

(b) In addition, so long as any Warrant remains outstanding and prior to a Qualifying IPO, the Company shall file with the Warrant Agent and, upon the request of the holders, furnish to the holders of the Warrants all of the following:

(1) As soon as they are available but in any event within 120 calendar days (or 90 calendar days if the Company’s Common Shares are listed on any international securities exchange or are approved for quotation on any system for automated dissemination of securities prices, or if the Company is otherwise required by law or regulation to publicly file information on a periodical basis with a securities regulatory authorities) after the end of the fiscal year of the Company, copies of its financial statements (on a consolidated basis) in respect of such fiscal year (including a statement of income, balance sheet and cash flow statement) audited by a member firm of an internationally-recognized firm of independent accountants in accordance with GAAP;

(2) As soon as they are available, but in any event within 75 calendar days after the end of each of the first, second and third fiscal quarters of the Company, copies of its unaudited financial statements (on a consolidated basis) in respect of the respective period (including a statement of income, balance sheet and cash flow statement) prepared on a basis consistent with the audited financial statements of the Company; provided that the Company shall make commercially reasonable efforts to furnish such financial statements within 45 calendar days after the end of each such fiscal quarter; and provided further that the financial statements delivered after the end of the second fiscal quarter shall cover the six-month period then ended; and

(3) All public filings with the relevant trading market and regulatory authorities in connection with the Qualifying IPO.

(c) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants and the Warrant Shares under this Section 14.

(d) The Company shall notify the Warrant Agent in writing within five (5) Business Days prior to filing a registration statement or other filing with any stock exchange for a Qualifying IPO, and shall notify the Warrant Agent of the consummation of the Qualifying IPO on the date that of consummation thereof.

SECTION 15. NOTICES TO COMPANY AND WARRANT AGENT

Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or delivered by facsimile as follows:

Xinyuan Real Estate Co., Ltd. PO Box 309GT Upland House South Church Street George Town Grand Cayman, Cayman Islands
Facsimile No.: +86 371 6565 1168
Attention: Chief Financial Officer

With a copy to:

Baker & McKenzie LLP BCE Place 181 Bay Street, Suite 211 P.O. Box 874 Toronto, Ontario M5J 2T3 Canada
Facsimile No.: +1 416 863 6275
Attention: Omer Ozden

In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), or delivered by facsimile, to and received by the Warrant Agent at its corporate trust office as follows:

The Hongkong and Shanghai Banking Corporation Limited Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong
Attention: Corporate Trust and Loan Agency
Facsimile No.: +852 2801 5586

SECTION 16. SUPPLEMENTS AND AMENDMENTS

The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrants.

Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding the Warrants held by the Company or any of its Affiliates).

The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the applicable Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement). In executing or accepting any supplement, modification or amendment to this Agreement, the Warrant Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplement, modification or amendment is authorized or permitted by this Agreement and all conditions precedent herein have been complied with. The Warrant Agent may, but shall not be obligated to, enter into any such supplement, modification or amendment which affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 17. SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 18. TERMINATION

This Agreement shall terminate at 5:00 p.m., Hong Kong time, on the Warrant Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 12 shall survive such termination.

SECTION 19. GOVERNING LAW

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 20. JURISDICTION

The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1 212 750 1361, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein.

SECTION 21. BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

SECTION 22. COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

XINYUAN REAL ESTATE CO., LTD.

By:
Name:
Title:

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as Warrant Agent

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A

[Form of Warrant Certificate]

[Face]

[GLOBAL WARRANT LEGEND]

THIS GLOBAL WARRANT IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[REGULATION S LEGEND]

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND THE WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THIS WARRANT, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY AND THE WARRANT REGISTRAR EITHER (A) A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THIS WARRANT AGREES THAT ANY HEDGING TRANSACTION INVOLVING THIS WARRANT OR THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. 1

ISIN No. KYG9828W1116

Common Code: 029635307

Warrant Certificate

XINYUAN REAL ESTATE CO., LTD.

This Warrant Certificate certifies that HSBC Nominees (Hong Kong) Limited, as nominee for the common depository for Clearstream Banking, societe anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, (“Euroclear”), is the registered holder of the Warrants to purchase certain Common Shares, par value $0.0001 (the “Common Shares”), of Xinyuan Real Estate Co., Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

Each Warrant entitles the registered holder, upon exercise at any time during the Exercise Period, to receive from the Company the Warrant Shares at the Exercise Price per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price to the account of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., Hong Kong time, on the Warrant Expiration Date. To the extent not exercised by such time, any such Warrant shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

A-2

IN WITNESS WHEREOF, Xinyuan Real Estate Co., Ltd. has caused this Warrant Certificate to be signed below.

Dated:             , 2007

XINYUAN REAL ESTATE CO., LTD.

By:
Name:
Title:

Countersigned:

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Warrant Agent

By:
Authorized Signatory

[SIGNATURE PAGE TO WARRANT AGREEMENT]

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Hong Kong time, on the Warrant Expiration Date entitling the holder on exercise to receive Common Shares, and are issued or to be issued pursuant to a Warrant Agreement dated as of April 13, 2007 (the “Warrant Agreement”), duly executed and delivered by the Company to The Hongkong and Shanghai Banking Corporation Limited, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Warrants may be exercised at any time during the Exercise Period. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its corporate trust office set forth in Section 15 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, and upon payment to the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Shares issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Common Shares issuable upon the exercise of each Warrant shall be adjusted. No fractions of an Common Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Company has agreed pursuant to an Equity Registration Rights Agreement dated as of April 13, 2007 to, as promptly as practicable upon the request of a certain number of holders of the Company’s securities, file a registration statement on an appropriate form under the U.S. Securities Act of 1933 (the “Securities Act”) covering the resale of the Warrant Shares. The Company will use its reasonable efforts to cause any such registration statement to be declared effective and to keep such registration statement continuously effective under the Securities Act in order to permit the resale of the Warrant Shares by the holders thereof until the Warrant Shares (i) have been sold pursuant thereto or (ii) may be sold without volume limitations pursuant to Rule 144(k).

Warrant Certificates, when surrendered at the corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

The Company agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

FORM OF ELECTION TO PURCHASE

Xinyuan Real Estate Co Ltd

Transaction Details

To:	The Hongkong and Shanghai Banking Corporation Ltd
Level 30, HSBC Main Building 1 Queen’s Road Central Hong Kong
	Attention:	Corporate Trust and Loan Agency
	Fax No.	(852) 2801 5586

IMPORTANT: PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

I/We hereby irrevocably elect to exercise the Warrants into the common shares (“Common Shares”) in accordance with Section 4 of the Warrant Agreement.

Please enter the number of Warrants and serial or identifying numbers of Warrant Certificates to be exercised:

Total number of Warrants:

Serial or identifying number of Warrant Certificates*:

ISIN number of Global Warrant:

*	Not required for Warrants represented by a Global Warrant.

Please tick (✓) the box of the elected option.

☐	Option 1: Cash Payment

I/We have arranged/will arrange payment of subscription moneys to the account of the Company. Cash Amount: (please attach payment evidence)

☐	Option 2: Tender Notes

I/We elect to exercise the Warrants by delivery of the Floating Rate Notes (“Notes) in lieu of payment of the subscription money

Total principal amount of Notes: (1 Unit = USD100,000 Notes)

Serial or identifying number of Notes **

ISIN number of Notes:

**	Not required for Notes represented by a Global Note.

☐	Option 3: Tender Warrant

I/We elect to exercise the Warrants on a net basis without the exchange of funds

If a holder wishes to elect in a combination of Option (1) and (2), please specify.

Please complete all remaining sections of this notice before delivering it to the Warrant Agent.

A. Exercising holder’s Information.

Name of holder

Address of holder:

Telephone Number:

Fax Number:

Email Address:

Contact Person:

B. Delivery of Common Shares

Please register the Common Shares in the name of the following person:
Name:
Address:

Please deliver certificate(s) representing the Common Shares issued in respect of the exercise of the Warrant to the following person (at our risk and, if we request that delivery by mail, at our expense)

Name:

Address:

Account Number with Custodian (if applicable)

Name and Telephone No of Contact Person:

C. Fractional Interest

If the Company does not have sufficient Common Shares to deliver upon exercise, the amount to be paid must be paid to the person whose name is specified above to be registered in the following manner:

Name:

Paid by Check: (with details of address)

Paid by Remittance: (with bank account details)

Signed:
(Notice to be signed by an authorised signatory)

Date:

For Company’s use only:

1	Common Shares to be Issued Upon exercise.

(a)	Aggregate Warrants deposited for exercise

(b)	Aggregate Exercise Price on Exercise Date:

(c)	Cashless Exercise Ratio

(d)	Number of Common Shares deliverable: (Re: Option 1)

(e)	Number of Common Shares deliverable: (Re: Option 2)

(f)	Number of Common Shares deliverable: (Re: Option 3)

(g)	Amount of cash payment due in respect of fractions of Common Shares (if any and if applicable):

Note: The Company shall return a copy of this form to the Warrant Agent after completing the last section.

WARRANTS

1	This notice will be void unless all relevant details are duly completed and deposited during the Exercise Period.

2	Your attention is particularly drawn to Section 4 of the Warrant Agreement relating to the exercise of the Warrants.

3	If a retroactive adjustment of the Exercise Price contemplated by the terms and conditions of the Warrants is required in respect of an exercise of Warrants, additional Common Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) shall be delivered or dispatched in accordance with the Warrant Agreement.

4	Despatch of share certificates or other securities or property will be made at the risk of the exercising holder and the exercising holder will be required to submit any necessary documents required in order to effect, despatch in the manner specified.

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

Date of Exchange	Amount of decrease in Number of warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Xinyuan Real Estate Co., Ltd.

PO Box 309GT

Upland House

South Church Street

George Town

Grand Cayman, Cayman Islands

Facsimile No.:

Attention:

Re: Warrants

Reference is hereby made to the Warrant Agreement, dated as of April 13, 2007 (the “Warrant Agreement”), between Xinyuan Real Estate Co., Ltd., as issuer (the “Company”), and The Hongkong and Shanghai Banking Corporation Limited, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                                         , (the “Transferee”) proposes to acquire              number of Warrant[s] or interest in such Warrant[s] (the “Transfer”). In connection with the Transfer, the Transferee hereby agrees (i) that any hedging transactions involving the Warrants or the securities issuable upon exercise thereof may not be conducted unless in compliance with the Securities Act and (ii) such Transferee will only resell the Warrants or the securities issuable upon exercise of the Warrants in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The Transferee further certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Global Warrant or a Definitive Warrant pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act of 1933 (the “Securities Act”) and, accordingly, the Transferee hereby further certifies that (i) the Transferee is not a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and the Transfer was not prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Certificate, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer printed on the Global Warrant and/or the Definitive Warrant and the Securities Act.

2. ☐ Check if Transfer is Pursuant to Other Exemption. The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act and in compliance with the transfer restrictions contained in the Warrant Certificate and any applicable blue sky securities laws of any State of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferee]
By:
Name:
Title:

Dated: